Exhibit 1.1

Healthpeak Properties, Inc.

Common Stock
($1.00 par value)

AT-THE-MARKET EQUITY OFFERING SALES AGREEMENT

February 17, 2023

J.P. Morgan Securities LLC

Barclays Capital Inc.

BofA Securities, Inc.

BTIG, LLC

Capital One Securities, Inc.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

Jefferies LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Regions Securities LLC

Robert W. Baird & Co. Incorporated

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

Truist Securities, Inc.

Wells Fargo Securities, LLC

As Agents

JPMorgan Chase Bank, National Association, New York Branch

Bank of America, N.A.

The Bank of Nova Scotia

Barclays Bank PLC

Crédit Agricole Corporate and Investment Bank

Credit Suisse International

Goldman Sachs & Co. LLC

Jefferies LLC

Mizuho Markets Americas LLC

Morgan Stanley & Co. LLC

Regions Bank

Royal Bank of Canada

SMBC Nikko Securities America, Inc.

The Toronto-Dominion Bank

Truist Bank

Wells Fargo Bank, National Association

As Forward Purchasers

c/o	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Ladies and Gentlemen:

Healthpeak Properties, Inc., a Maryland corporation (the “Company”) and Healthpeak OP, LLC, a Maryland limited liability company (the “Operating Company”), confirm their agreement with J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each as sales agent, principal and, in certain cases, forward seller (in any such capacity, each, an “Agent”, and collectively, the “Agents”), and JPMorgan Chase Bank, National Association, New York Branch, Bank of America, N.A., The Bank of Nova Scotia, Barclays Bank PLC, Crédit Agricole Corporate and Investment Bank, Credit Suisse International, Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Regions Bank, Royal Bank of Canada, SMBC Nikko Securities America, Inc., The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser”, and collectively, the “Forward Purchasers”). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Agent acting as forward seller for the applicable Forward Purchaser, then such Agent, as forward seller, shall be acting solely in its capacity as sales agent for such Forward Purchaser and not as sales agent for the Company with respect to the offering and sale of such Shares, and, except in cases where this Agreement (as defined below) expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, mutatis mutandis. It is also understood and agreed by the parties hereto that, if Shares are offered or sold through any Agent acting as sales agent for the Company, then such Agent shall be acting solely in its capacity as sales agent for the Company, and not as sales agent for any Forward Purchaser, with respect to the offering and sale of such Shares.

As set forth in this Agreement, references herein to “subsidiaries” of the Company or similar references shall include, without limitation, the Operating Company.

The Company proposes, subject to the terms and conditions stated herein, that shares of the Company’s common stock, $1.00 par value (the “Common Stock”), having an aggregate gross sales price of up to $1,500,000,000 (the “Shares”) be offered and sold from time to time or through the Agents on the terms set forth in this At-the-Market Equity Offering Sales Agreement (the “Agreement”).  The Company and the Operating Company agree that whenever the Company determines to sell Shares directly to one or more Agents as principal, the Company and the Operating Company will enter into a separate agreement (a “Terms Agreement”) in substantially the form of Annex 1 hereto, relating to such sale in accordance with Section 2 of this Agreement. For the avoidance of doubt, any references in this Agreement to “Shares” shall not include any “Confirmation Shares” (as defined below).

The Company may also enter into one or more forward stock purchase transactions with any of the Forward Purchasers as set forth in separate forward sale transaction confirmations, each in substantially the form of Annex 2 hereto (each, a “Confirmation”, and, collectively, the “Confirmations”). In connection therewith, the Company and each Forward Purchaser understand that the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then offer, through the applicable Agent (which shall be either the same entity as the Forward Purchaser or an affiliate of the Forward Purchaser), as forward seller on behalf of such Forward Purchaser, the applicable Shares for sale on the terms set forth under this Agreement.

The Company and the Operating Company have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Nos. 333-269718 and 333-269718-01) (the “registration statement”) for the registration of the Shares and certain other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”).  Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to each Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the effective time.  “Base Prospectus” means the prospectus dated February 10, 2023 filed as part of the Registration Statement; “Prospectus Supplement” means the most recent prospectus supplement specifically relating to the Shares filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, in the form furnished by the Company to any Agent in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement specifically relating to an offering of Shares by any Agent as principal pursuant to a Terms Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Base Prospectus attached to or used with the Prospectus Supplement; “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Shares; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 4.  Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus or Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Issuer Free Writing Prospectus or Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus or Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

Section 1.     Representations and Warranties of the Company and the Operating Company.  The Company and the Operating Company, jointly and severally, represent and warrant: (a) to the Agents and the Forward Purchasers as of the date of this Agreement, and, subject to Section 3(r) below, as of each Registration Statement Amendment Date (as defined in Section 3(j) below), each Company Periodic Report Date (as defined in Section 3(i) below) and each Request Date (as defined in Section 3(j) below); and (b) to the applicable Agent and/or applicable Forward Purchaser with respect to a specific offering and sale of Shares through such Agent, acting as sales agent or forward seller, or to the applicable Agent(s) as of each date on which the Company and the Operating Company execute and deliver a Terms Agreement, with respect to a specific offering and sale of Shares, if any, each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2(h) below):

(a)     Compliance with Registration Requirements.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of Shares has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Operating Company; each of the Registration Statement and any post-effective amendment thereto complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); each of the Prospectus and any amendment or supplement thereto complied or will comply, at the time it was or will be filed with the Commission, in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Applicable Time (as defined below) and each Settlement Date (as defined in Section 2(h) below), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Applicable Time and each Settlement Date, the General Disclosure Package (as defined below) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Operating Company makes any representation or warranty with respect to (i) any statement in or omission from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information concerning each Agent or each Forward Purchaser and furnished in writing by or on behalf of such Agent or such Forward Purchaser expressly for use in the Registration Statement, the Prospectus or such Issuer Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 7(b)) or (ii) the information contained in any Statement of Eligibility and Qualification of a trustee under the 1939 Act filed as an exhibit to the Registration Statement (a “Form T-1”).

As used herein, “Applicable Time” means (i) with respect to each offering and sale of Shares pursuant to this Agreement, the time of the initial entry into contracts with investors for the sale of such Shares through an Agent, acting as sales agent or forward seller, and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares from an Agent, acting as principal. The Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together collectively, and, with respect to any specific offering and sale of Shares, together with the number of Shares sold in such offering and the public offering price of such Shares, is hereinafter referred to as the “General Disclosure Package.”  The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer” and was as of each such eligibility date and is a “well-known seasoned issuer” (each as defined in Rule 405 under the Securities Act).  The Company has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the maximum gross sales price of Shares pursuant to Rule 457 under the Securities Act.

(b)     Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together and with the other information in the Registration Statement and the Prospectus, at the respective times the Registration Statement and any amendments thereto became effective and on the date of this Agreement and as of each Applicable Time and each Settlement Date, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)     Independent Accountants.  The accountants who audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are registered public accounting firms independent of the Company, as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

(d)    Financial Statements.  (i) The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their respective operations for the periods specified, (ii) except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, (iii) the supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein, (iv) the selected financial data and the summary financial information of the Company, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein as of the dates indicated and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and (v) any pro forma financial statements and the related notes thereto, to the extent included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e)     No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case as supplemented or amended), except as otherwise stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (“Material Adverse Effect”), (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (c) except for regular quarterly dividends on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(f)     Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; and the Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Company and its subsidiaries considered as one enterprise in such state.

(g)     Good Standing of the Operating Company. The Operating Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Maryland with power and authority (limited liability company and other) to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus; the Operating Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; and the Operating Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Operating Company and its subsidiaries considered as one enterprise in such state.

(h)            Good Standing of Subsidiaries.  Each subsidiary of the Company (other than the Operating Company) which is a significant subsidiary as defined in Rule 405 of Regulation C of the Securities Act has been duly organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation, limited liability company or partnership, as the case may be, to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each such corporate subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or equity; and all of the issued and outstanding partnership or limited liability company interests of each such subsidiary which is a partnership or limited liability company, as applicable, have been duly authorized (if applicable) and validly issued and are fully paid and non-assessable and (except for other partnership or limited liability company interests described in the General Disclosure Package and the Prospectus) are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(i)            LLC Agreement of the Operating Company. The operating agreement of the Operating Company (the “LLC Agreement”) is in full force and effect and all of the outstanding membership interests (“LLC Interests”) in the Operating Company are duly and validly authorized and issued in accordance with the LLC Agreement. Except as otherwise set forth in the Registration Statement, the General Disclosure Package or the Prospectus, all outstanding LLC Interests in the Operating Company are owned by the Company directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or equity. There are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange for, any LLC Interests or other securities of or in the Operating Company, except as otherwise set forth in the Registration Statement, the General Disclosure Package or the Prospectus or as may be issued pursuant to employee benefit plans disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The LLC Interests in the Operating Company to be issued to the Company in connection with the Company’s issuance of any Shares and any Confirmation Shares, upon the contribution by the Company to the Operating Company of the proceeds from any such sale, will be duly authorized for issuance by the Operating Company to the Company, and at the time of the issuance will be validly issued. None of the LLC Interests in the Operating Company have been or will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Company.

(j)     REIT Status.  Commencing with its taxable year ending December 31, 1985, the Company has at all times operated in such manner as to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and any predecessor statute thereto, and intends to continue to operate in such manner.

(k)      Capitalization.  The authorized capital stock of the Company is as set forth in the General Disclosure Package and in the Prospectus and the shares of issued Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(l)      Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws, limited liability agreement or other organizational documents, as the case may be, or (ii) in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, or any of its subsidiaries is a party or by which any of them or their properties may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and in which the default might result in a Material Adverse Effect; and in the case of the Company and the Operating Company, the execution, delivery and performance of this Agreement, or, if and to the extent applicable, of any Confirmation or any Terms Agreement, and the consummation of the transactions contemplated herein, or, if and to the extent applicable, in any Confirmation or any Terms Agreement, and compliance by the Company and the Operating Company, as applicable, with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Company or any of their respective subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Operating Company or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

(m)     Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Company, threatened against or affecting, the Company, the Operating Company or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement, General Disclosure Package or the Prospectus, or which might result in any Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, or, if and to the extent applicable, any Confirmation or any Terms Agreement, or any transaction contemplated hereby, or, if and to the extent applicable, by any Confirmation or any Terms Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company or the Operating Company; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to, or incorporated by reference in, the Registration Statement by the Securities Act or by the Exchange Act which have not been so filed.

(n)      Absence of Further Requirements.  No authorization, approval, consent, order or decree of any court or governmental authority or agency is required for the consummation by the Company and the Operating Company of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, or in connection with the offering, issuance or sale of the Shares and Confirmation Shares hereunder, or thereunder, except such as may be required under state securities laws and the approval for listing on the New York Stock Exchange (the “NYSE”) of any Shares or any Confirmation Shares in excess of the amount referred to in Section 6(i).

(o)    Authorization of Agreement.  This Agreement has been, and any Terms Agreement will have been as of its date, duly authorized, executed and delivered by the Company and the Operating Company.

(p)     Authorization of the Shares.  (i) The Shares have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, if and to the extent applicable, any Terms Agreement and, when issued and delivered by the Company pursuant to this Agreement or, if and to the extent applicable, any Terms Agreement against payment of the consideration set forth herein or therein, as applicable, will be validly issued and fully paid and non-assessable; (ii) the Common Stock conforms to all statements relating thereto contained in the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same; and the issuance of the Shares is not subject to any preemptive rights or similar rights; and (iii) any shares of Common Stock to be delivered pursuant to any Confirmation (the “Confirmation Shares”) have been duly authorized by the Company for issuance and sale to the applicable Forward Purchaser pursuant to such Confirmation and, if and when issued and delivered by the Company pursuant to such Confirmation against payment of any consideration specified therein, will be validly issued and fully paid and non-assessable, and will not be subject to any preemptive or similar rights.

(q)     Title to Property.  The Company and its subsidiaries have good title to all real property or interests in real property owned by it or any of them in each case free and clear of all liens, encumbrances and defects except such as are stated in or included in documents incorporated or deemed to be incorporated by reference in the General Disclosure Package or the Prospectus or such as would not have a Material Adverse Effect; and at the time the Company and its subsidiaries first acquired title or such interest in such real property, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances) confirming the foregoing.  To the best knowledge of the Company and the Operating Company, the instruments securing the Company’s real estate mortgage loans in favor of the Company and its subsidiaries create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no material adverse effect on the value of such interests in relation to the Company and its subsidiaries considered as one enterprise; and at the time the Company and its subsidiaries first acquired an interest in such real estate mortgage loans, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances).

(r)     Investment Company Act.  Neither the Company nor the Operating Company is required to be registered, nor, after giving effect to the offering and sale of the Shares and after receipt of payment for the Shares on any Settlement Date and any proceeds received pursuant to any Confirmation, and the application of the proceeds thereof as described in the Prospectus, will be required to be registered, under the Investment Company Act of 1940, as amended.

(s)     Pending Proceedings and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(t)     Disclosure Controls and Procedures.  The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal year and (iii) are effective at a reasonable assurance level to perform the functions for which they were established.

(u)     Internal Control.  The Company has established and maintains “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) that (i) are designed to provide reasonable assurance that (A) the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (B) the interactive data in XBRL incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto, and (ii) have been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer, in each case, serving as of the end of the Company’s most recent fiscal year) for effectiveness as of the end of the Company’s most recent fiscal year.  In addition, not later than the date of the filing with the Commission of the Company’s most recent Annual Report on Form 10-K, each of the accountants and the audit committee of the board of directors of the Company had been advised of (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  Since the date of the most recent evaluation of such controls and procedures, there have been no changes in the Company’s internal control over financial reporting or in other factors that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting.

(v)    Status under the Securities Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined in the Securities Act, in each case at the times specified in the Securities Act in connection with the offering and sale of Shares.

(w)     Foreign Corrupt Practices Act.  None of the Company, any of the Company’s subsidiaries or, to the knowledge of the Company or the Operating Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in (a) a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (b) an offense under the Bribery Act of 2010 of the United Kingdom (the “UK Bribery Act”), or any other applicable anti-bribery or anti-corruption laws. The Company and the Operating Company and, to the knowledge of the Company and the Operating Company, the Company’s affiliates have conducted their businesses in compliance in all material respects with the FCPA, the UK Bribery Act and other applicable anti-bribery or anti-corruption laws.

(x)     Money Laundering Laws.  The operations of the Company and its subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Operating Company, threatened.

(y)    OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Operating Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); nor is the Company or any of its subsidiaries located, organized or resident in a country, region or territory that is the subject or the target of any United States sanctions administered by OFAC, including, without limitation, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea or Syria (each, a “Sanctioned Country”); and none of the Company or any of its subsidiaries will, directly or indirectly, use the proceeds of the offering of the Shares or the Confirmation Shares hereunder or under any Terms Agreement or any Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC, or to fund or facilitate any activities of or business in any Sanctioned Country.

(z)     Absence of Manipulation. Neither the Company nor any subsidiary or affiliate of the Company has taken nor will the Company nor any of its subsidiaries or affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Operating Company to facilitate the sale or resale of the Shares.

(aa)     No Commissions. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Confirmation or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Agent or Forward Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(bb)     Actively-Traded Security. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(cc)   Confirmations. Each Confirmation will have been as of its date, duly authorized, executed and delivered by the Company and when executed and delivered by the Forward Purchaser, such Confirmation will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The description of the Confirmations set forth in the General Disclosure Package, Prospectus and any Issuer Free Writing Prospectus is correct in all material respects.

In addition, any certificate signed by any officer of the Company or the Operating Company and delivered to the Agents, the Forward Purchasers or their counsel shall be deemed a representation and warranty by the Company and the Operating Company, jointly and severally, to the Agents and/or Forward Purchasers, as applicable, as to the matters covered thereby.

Section 2.     Sale and Delivery of Shares.

(a)     Subject to the terms and conditions set forth herein, the Company agrees to (1) issue and sell through the applicable Agent(s) acting as sales agent(s) for the Company or directly to the applicable Agent(s) acting as principal(s) pursuant to a Terms Agreement, with the Company and the Operating Company, from time to time and each Agent acting as sales agent for the Company agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, to sell as sales agent for the Company, the Shares and (2) enter into a Confirmation with any Forward Purchaser and, in consultation with such Forward Purchaser and the applicable Agent (which shall be either the same entity as the Forward Purchaser or an affiliate of the Forward Purchaser), to instruct such Forward Purchaser to borrow, offer and sell Shares through such Agent, as forward seller, in each case, in accordance with the terms of this Section 2 and as contemplated by such Confirmation.  Sales of the Shares, if any, through an Agent, acting as sales agent for the Company or forward seller, or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on the NYSE, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)     The Shares may be sold on a daily basis or otherwise as shall be agreed to by the Company and the applicable Agent on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under this Agreement and that the Company has instructed the Agent to make such sales.  On any Trading Day, the Company may instruct the Agent by telephone through any of the individuals listed as an authorized representative of the Company on Schedule A hereto (confirmed promptly by fax or email, which confirmation will be promptly acknowledged by the applicable Agent) as to the maximum number (which may be expressed as a percentage of volume) or aggregate gross sales price of Shares to be sold by the applicable Agent on such day (in any event not in excess of the number or aggregate gross sales price available for issuance under this Agreement, the Prospectus and the currently effective Registration Statement, as authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares and Confirmation Shares approved for listing on the NYSE) and the minimum price per Share at which such Shares may be sold. Such instruction shall also specify whether such Shares (i) will be sold through an Agent, as sales agent, in accordance with clause 2(a)(1) above or (ii) borrowed by a Forward Purchaser and sold through the applicable Agent, as forward seller, in connection with hedging a forward stock purchase transaction pursuant to a Confirmation in accordance with clause 2(a)(2) above. With respect to an instruction under clause 2(b)(ii) above, such instruction shall also include, for purposes of (and as defined under) the related Confirmation, the proposed “Maturity Date,” percentage for purposes of the “Initial Forward Price,” “Spread,” “Initial Stock Loan Rate,” “Maximum Stock Loan Rate,” the “Forward Price Reduction Dates,” the “Forward Price Reduction Amounts” and the “Hedge Completion Date” (together, the “Proposed Confirmation Terms”). On any Trading Day, the Company shall sell Shares through only one Agent, and the Company shall give prior notice to the Agent by telephone (confirmed promptly by fax or email, which confirmation will be promptly acknowledged by the applicable Agent) to notify such Agent of any change of the Agent through whom the sale of Shares will be effected.  For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees, directors or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any of the Agents are acting for the Company in a capacity other than as Agent under this Agreement or as principal under any Terms Agreement.  Subject to the terms and conditions hereof, and to the acceptance of such instructions by the applicable Agent (who has the right to accept, reject and propose alternative terms), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, to sell as sales agent (whether acting as agent of the Company or as forward seller on behalf of any Forward Purchaser) all of the Shares so designated by the Company. With respect to any instruction accepted by an Agent as forward seller, the applicable Forward Purchaser (or agent thereof) shall use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, to borrow the number of Shares designated by the Company. Any Confirmation to be entered into between the Company and a Forward Purchaser under clause 2(a)(2) in connection with an instruction provided by the Company under clause 2(b)(ii) and accepted by the applicable Agent under this Section 2 shall include each of the Proposed Confirmation Terms when delivered by the Forward Purchaser to the Company for execution unless the Company has agreed otherwise in writing prior to the delivery of such Confirmation for execution. In the event of a conflict between the terms of this Agreement and the terms of any Confirmation or Terms Agreement, the terms of such Confirmation or Terms Agreement, as applicable, will control.  The Company, the Operating Company and each Agent acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares as sales agent or that any Forward Purchaser or any of its affiliates will be successful in borrowing, offering and selling Shares through its applicable Agent, as forward seller, and (B) no Agent will incur any liability or obligation to the Company, the Operating Company or their affiliates if it fails to sell Shares as sales agent (whether acting as agent of the Company or as forward seller) for any reason, other than a failure to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation.

(c)     Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and no Agent as sales agent or forward seller shall be obligated to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number or with an aggregate gross sales price in excess of the number or aggregate gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement, the applicable Prospectus or the currently effective Registration Statement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares and Confirmation Shares approved for listing on the NYSE, and in each case notified to the Agents and the Forward Purchasers in writing.  In addition, the Company or the applicable Agent through whom a sale of Shares is to be made as sales agent for the Company or forward seller on any Trading Day may, upon notice to the other party by telephone (confirmed promptly by fax or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to which such Agent is acting as sales agent or forward seller for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice, or with respect to Shares that are subject to any Terms Agreement or any outstanding Confirmation entered into prior to the giving of such notice.

(d)    The gross sales price of any Shares sold pursuant to this Agreement by an Agent acting as sales agent for the Company or as forward seller shall be, in the discretion of the applicable Agent, but subject to the specific instructions of the Company, the market price prevailing at the time of sale for shares of the Common Stock sold by the Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices.  In connection with Section 2(a)(1) above, the compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent of the Company shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Shares sold pursuant to this Agreement.  In connection with sales pursuant to Section 2(a)(2) of this Agreement, the compensation payable to such Agent for sales of Shares with respect to which the Agent acts as forward seller will not exceed 2.0% of the gross sales price of the Shares sold pursuant to this Agreement and the applicable Confirmation and shall be paid by the Company exclusively through the determination of “Initial Forward Price” under the applicable Confirmation. The Company may sell Shares to an Agent or Agents as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement.  The remaining proceeds after deducting the compensation payable to the applicable Agent and any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares, shall constitute the net proceeds to the Company or a Forward Purchaser, as applicable, for such Shares (the “Net Proceeds”). Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the applicable Agent will agree to compensation that is customary for the Agent with respect to such transactions.

(e)     The applicable Agent shall provide written confirmation to the Company promptly following the close of trading on the NYSE on each day during which Shares are sold under this Agreement. With respect to any sales by an Agent as sales agent for the Company, such Agent shall provide written confirmation setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales. With respect to any sales by an Agent as forward seller, such Agent shall provide written confirmation setting forth the number of borrowed Shares sold on such day, the aggregate Net Proceeds to the applicable Forward Purchaser and the then-current “Initial Forward Price” under any Confirmation with respect to which Shares have been sold on such day promptly following the close of trading on the NYSE on such day.

(f)     Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to this Agreement or any Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Shares of Common Stock (i) set forth in the second paragraph of this Agreement, (ii) available for issuance under the Prospectus and the Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof, or approved for listing on the NYSE, and in each case referred to in this clause (iii), notified to the Agents in writing. In addition, under no circumstances shall any Shares be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the applicable Agent in writing.  Without prejudice to Section 2(e), the Agents, shall have no responsibility for maintaining records with respect to the aggregate gross sales price of Shares sold pursuant to this Agreement, any Terms Agreement or any Confirmation or the number or amount of Shares available for sale under the Registration Statement or authorized by the Company’s board of directors or a duly authorized committee thereof or approved for listing on the NYSE.

(g)     If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and the Forward Purchasers, and future offers and sales of Shares through the Agents and the Forward Purchasers, in each case on an agented basis under this Agreement shall be suspended until such provisions or other exemptive provisions have been satisfied in the reasonable judgment of the parties hereto.

(h)     Settlement for sales of Shares pursuant to this Section 2 will occur on the second business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company or applicable Forward Purchaser, as applicable, and the applicable Agent. On each date of settlement for the sale of Shares through an Agent acting as sales agent pursuant to Section 2(a)(1) hereof (each such day, a “Direct Settlement Date”), or through an Agent acting as forward seller pursuant to Section 2(a)(2) hereof (each such day, a “Forward Settlement Date” and, together with a Direct Settlement Date, each, a “Settlement Date”), the Shares sold through the applicable Agent for settlement on such date shall be delivered by the Company or the Forward Purchaser, as the case may be, to the applicable Agent against payment of (i) the Net Proceeds from the sale of such Shares or (ii) the aggregate gross price from the sale of such Shares (the “Gross Proceeds”) as mutually agreed between the Company or the Forward Purchaser, as applicable, and the applicable Agent.  Settlement for all Shares shall be effected by book-entry delivery of Shares to the applicable Agent’s account at The Depository Trust Company against payment by the applicable Agent of the Net Proceeds or Gross Proceeds, as applicable, from the sale of such Shares in same day funds delivered to an account designated in writing by the Company or the Forward Purchaser, as applicable.  If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company and the Operating Company, jointly and severally, shall (i) indemnify and hold the applicable Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the applicable Agent any commission to which it would otherwise be entitled absent such default.  In the event the Company or Forward Purchaser and the Agent have mutually agreed to the delivery of Gross Proceeds on the Settlement Date, the compensation payable to such Agent or Forward Purchaser shall be set forth and invoiced in a statement from the Agent to the Company or Forward Purchaser and payment shall be made by the Company or Forward Purchaser promptly after its receipt thereof.

(i)      Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares through an Agent as sales agent or forward seller and, by notice to the Agents given by telephone (confirmed promptly by fax or email), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) below, at any time from and including the date which is five business days before (such date, the “Blackout Commencement Date”) the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through the close of business on the Trading Day following the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement (for the avoidance of doubt, if the Filing Time is prior to the opening of the NYSE on a Trading Day, the Trading Day following such Filing Time shall be such Trading Day (such time, the “Blackout Expiration Time”)).

(j)      If the Company wishes that Shares be offered and sold at any time during the period from and including a Blackout Commencement Date through and including the Blackout Expiration Time, the Company shall (i) prepare and deliver to the Agents and the Forward Purchasers (with a copy to counsel to the Agents and the Forward Purchasers) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (ii) provide the Agents and the Forward Purchasers with the officers’ certificate, opinions and letters of counsel and accountants’ letters called for by Sections 3(j), (k) and (l) hereof, respectively, (iii) afford the Agents and the Forward Purchasers the opportunity to conduct a due diligence review in accordance with Section 3(n) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 2(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the close of business on the Trading Day following the time the relevant Earnings Announcement was first publicly released) through and including the Blackout Expiration Time. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions and letters of counsel and accountants’ letters pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(j), Section 3(k) and Section 3(l), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k)      The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales or delivery of Shares shall only be effected by or through one Agent as sales agent or forward seller on any single given day, and the Company shall in no event request that multiple Agents as sales agents or forward sellers sell Shares on the same day.

(l)      In the event that either (i) a Forward Purchaser (or an agent thereof) is unable to borrow and deliver any Shares for sale with respect to an instruction under this Agreement after using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulation, or (ii) in the commercially reasonable judgment of such Forward Purchaser, such Forward Purchaser (or its agent) would incur a stock loan cost that is equal to or greater than the Initial Stock Loan Rate to do so, then the obligation herein of the applicable Agent with respect to sales of Shares as forward seller with respect to such instruction shall only extend to the aggregate number of Shares that the Forward Purchaser (or its agent) is able to so borrow below such cost. For purposes of this Section 2(l), “Initial Stock Loan Rate” shall mean the number of basis points per annum specified in the text opposite “Additional Adjustment” in the relevant Confirmation.

Section 3.     Covenants.  Each of the Company and the Operating Company agrees, jointly and severally, with the Agents and the Forward Purchasers:

(a)     During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172 under the Securities Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act), (i) to promptly notify the Agents and the Forward Purchasers of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and, if requested, to furnish the Agents and/or Forward Purchasers, as applicable, with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, (iv) to advise the Agents and the Forward Purchasers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such commercially reasonable steps as may be necessary to permit offers and sales of the Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s reasonable expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b)     The Company will use its commercially reasonable efforts to arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Agents and the Forward Purchasers may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation in any jurisdiction where it is not now so subject or to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(c)     The Company will make available to the Agents and the Forward Purchasers, as soon as practicable after the execution of this Agreement and thereafter during any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172 under the Securities Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of Shares, copies of the most recent Prospectus in such quantities and at such locations as the Agents and/or the Forward Purchasers, as applicable, may reasonably request for the purposes contemplated by the Securities Act.  During any period when the delivery of a prospectus is required (whether physically or through compliance with Rule 153 or 172 under the Securities Act, or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act) in connection with the offering or sale of Shares, if any event shall have occurred as a result of which, it is necessary in the reasonable opinion of counsel to the Company or counsel to the Agents and the Forward Purchasers to: (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, at the relevant Applicable Time or when such Prospectus is delivered, as the case may be, not misleading, or (iii) amend or supplement the Registration Statement or Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement and Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will as soon as reasonably practicable notify the Agents and the Forward Purchasers in writing, provide the Agents and the Forward Purchasers, with any proposed amendment, supplement or filing a reasonable amount of time prior to any proposed filing or use and to file such document and to prepare and furnish without charge to the Agents and/or the Forward Purchasers, as applicable, as many written and electronic copies as the Agents and/or the Forward Purchasers, as applicable, may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d)    As soon as practicable, the Company will make generally available to its security holders and to the Agents and the Forward Purchasers, an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e)     [Intentionally Omitted].

(f)     The Company and the Operating Company will use the Net Proceeds received from the sale of the Shares pursuant to this Agreement or any Terms Agreement, or under any Confirmation, in the manner specified under the caption “Use of Proceeds” in the Prospectus.

(g)     The Company will use its commercially reasonable efforts to effect, subject to official notice of issuance, and maintain the listing of the Shares and the Confirmation Shares on the NYSE.

(h)     To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(i)      The Company shall disclose in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarter (which, in the case of an Annual Report on Form 10-K, would mean the last quarter of the fiscal year) (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”) in which sales of Shares were made by or through an Agent under this Agreement or any Terms Agreement, (1) the number or Shares and the aggregate gross sales price of the Shares sold by or through the Agents pursuant to this Agreement or any Terms Agreement, (2) the number of borrowed Shares sold by the Agents, as forward sellers, in connection with any Confirmation and (3) the Net Proceeds received by the Company and the applicable Forward Purchasers and the compensation paid by the Company to the Agents in connection with the transactions described in clauses (1) and (2).

(j)      Upon commencement of the offering of Shares under this Agreement and each time Shares are delivered to an Agent or Agents as principal on a Settlement Date and promptly after (i) each date the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (A) by an amendment or supplement providing solely for the terms of sales of Shares pursuant to a Terms Agreement, (B) by an amendment or supplement relating solely to the offering of securities other than the Shares (including, without limitation, other shares of Common Stock), (C) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(i) or (D) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the Exchange Act, but for the avoidance of doubt, excluding any current report on Form 8-K or any part of any current report on Form 8-K under Item 2.02 or 7.01 of such form that is being “furnished” under the Exchange Act)) (each such date, a “Registration Statement Amendment Date”) and (ii) each reasonable request by an Agent or a Forward Purchaser (each date of any such request by an Agent or a Forward Purchaser, a “Request Date”) (each of the date of the commencement of the offering of Shares under this Agreement, each such Settlement Date when Shares are delivered to an Agent or Agents as principal and each Registration Statement Amendment Date, Company Periodic Report Date and Request Date is hereinafter called a “Representation Date”), the Company and the Operating Company will furnish or cause to be furnished to the Agents and the Forward Purchasers or the applicable Agent(s) (with a copy to counsel to the Agents and the Forward Purchasers) an officers’ certificate dated the date of delivery thereof (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the Exchange Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or the applicable Agent(s) and their counsel, to the effect that the statements contained in the certificate referred to in Section 6(e)(ii) of this Agreement which was last furnished to the Agents and such Forward Purchasers are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(e)(ii), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate; provided, that the Company and the Operating Company shall not be required to furnish such certificate during a Suspension Period pursuant to Section 3(r) hereof.  As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Settlement Date.

(k)     Within five business days of each Representation Date with respect to which the Company and the Operating Company are obligated to deliver an officers’ certificate pursuant to Section 3(j) hereof, the Company will cause to be furnished to the Agents and the Forward Purchasers or applicable Agent(s) (with a copy to counsel to the Agents and Forward Purchasers) the written opinions and statements of Sidley Austin LLP, and the opinions and letter of Latham & Watkins LLP and Ballard Spahr LLP, each dated such date and in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or applicable Agent(s) and their counsel, of the same tenor as the opinions and letters referred to in Sections 6(b) and 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and Forward Purchasers shall furnish the Agents and the Forward Purchasers or applicable Agent(s) (with a copy to counsel for the Agents and the Forward Purchasers) with a letter substantially to the effect that the Agents and Forward Purchasers or applicable Agent(s) may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter authorizing reliance); provided, that the Company shall not be required to furnish or cause to be furnished such opinions during a Suspension Period pursuant to Section 3(r) hereof, and, provided, further that no Agent or Forward Purchaser shall be required or requested to make offers or sales of, or borrow, Shares until such time as it has received the officers’ certificate contemplated by Section 3(j) and the opinions and letters contemplated by this Section 3(k).

(l)      Within five business days of each Representation Date with respect to which the Company and the Operating Company are obligated to deliver an officers’ certificate pursuant to Section 3(j) hereof, the Company will cause its independent accountants and the independent accountants of any other entity whose financial statements are incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus to furnish to the Agents or applicable Agent(s) a letter, dated such date and in form reasonably satisfactory to the Agents or applicable Agent(s) and their counsel, of the same tenor as the letters referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter; provided, that the Company shall not be required to furnish or cause to be furnished such letter during a Suspension Period pursuant to Section 3(r) hereof, and, provided, further that no Agent or Forward Purchaser shall be required or requested to make offers or sales of, or borrow, Shares until such time as it has received the officers’ certificate contemplated by Section 3(j) and the letters contemplated by this Section 3(l).

(m)    The Company consents to the Agents and the Forward Purchasers trading in the Company’s Common Stock for the Agents’ and the Forward Purchasers’ respective accounts and for the accounts of their respective clients at the same time as sales of Shares occur pursuant to this Agreement, any Confirmation or any Terms Agreement.

(n)     The Company and the Operating Company will cooperate timely with any reasonable due diligence review conducted by the Agents or the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s and the Operating Company’s principal offices, as the Agents or the Forward Purchasers may reasonably request.

(o)     During the period beginning on the date on which instructions to sell Shares hereunder are delivered by the Company to an Agent and ending on the Settlement Date with respect to such sales, the Company and the Operating Company will not, without the prior written consent of the applicable Agent, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act (other than a registration statement on Form S-8) relating to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly announce the intention to make any such offer, pledge, sale, contract to sell, purchase, grant, transfer, disposition or filing, or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Common Stock, whether any such swap, agreement, or other transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in each case or otherwise, except for (A) Common Stock issued or sold pursuant to this Agreement, any Confirmation or any Terms Agreement, (B)  LLC Interests issued to the Company in return for the Company’s contribution to the Operating Company of the Net Proceeds or other net proceeds received from the sale of Shares sold to or through the Agents pursuant to this Agreement or any Terms Agreements or from the issuance of Confirmation Shares to any Forward Purchasers pursuant to any Confirmations, (C) Common Stock or LLC Interests issued or options to purchase Common Stock or other equity incentive awards granted pursuant to employee benefit plans of the Company disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (D) Common Stock issued pursuant to the Company’s dividend reinvestment and stock purchase plan disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (E) non-managing member units exchangeable for shares of Common Stock issued by subsidiaries of the Company, including the Operating Company, in connection with the acquisition of properties or interests therein (provided that such units referred to in this clause (E) are not exchangeable for Common Stock for at least one year from the date of issuance thereof and the Company does not cause or permit (by waiver or otherwise) the exchange of such units for Common Stock during such one year period), (F) Common Stock issuable upon the redemption or exchange of non-managing member units of subsidiaries of the Company, including the Operating Company, disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (G) Common Stock issued under a registration statement or pursuant to an exemption from registration in connection with future business combinations or acquisitions or registration statements on Form S-8 filed to register shares of Common Stock that are issuable pursuant to existing employee benefit plans of the Company.

(p)     If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, this Agreement is still in effect and any of the Shares that were purchased pursuant to a Terms Agreement remain unsold, then, subject to the approval of the Company’s board of directors, the Company and the Operating Company will, prior to the Renewal Deadline, if they have not already done so and are eligible to do so, file a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents and the Forward Purchasers.  If the Company is no longer eligible to file an automatic shelf registration statement, then, subject to the approval of the Company’s board of directors, the Company and the Operating Company will, prior to the Renewal Deadline, if they have not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents and the Forward Purchasers, and will use their commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  Subject to the approval of the Company’s board of directors, the Company and the Operating Company will use their commercially reasonable efforts to take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(q)     The Company intends to operate in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code until such time as the Company’s board of directors determines that operating in such manner is not in the best interests of the Company and its stockholders.

(r)     The Company may notify the Agents and the Forward Purchasers by telephone (confirmed promptly by email), or by such other method as the Company and the Agents and the Forward Purchasers shall mutually agree in writing, at any time until 5:00 p.m., New York City time, on the fifth business day preceding any Representation Date that it does not (until further notice) intend to sell Shares under this Agreement for the period commencing on such Representation Date and continuing until the second Trading Day after the earlier of (i) the date the Company instructs an Agent to sell Shares under this Agreement and (ii) the date the Company notifies the Agents or Forward Purchasers that it is revoking its prior notice to the Agents and the Forward Purchasers that it does not intend for Shares to be sold under this Agreement (a “Suspension Period”).  During any such Suspension Period, the Company and the Operating Company’s obligations, as applicable, to provide certificates pursuant to Section 3(j) hereunder, legal opinions pursuant to Section 3(k) hereunder, and letters from independent accountants pursuant to Section 3(l) hereunder shall be suspended and waived, and the Company and the Operating Company shall not make the representations and warranties of the Company and the Operating Company, as applicable, contained in Section 1 of this Agreement.  Upon termination of a Suspension Period, no Agent or Forward Purchaser shall have any obligation to sell Shares hereunder pursuant to a Company instruction until such time as the Company and the Operating Company affirm the accuracy of the representations and warranties contained herein pursuant to Section 3(j) hereof, perform their obligations hereunder, and satisfy the additional conditions contained herein, including delivery of all such deliverables required pursuant to Sections 3(j), (k) and (l) hereunder or otherwise reasonably requested by the Agents, and subject to completion by the Agents and the Forward Purchasers of customary due diligence procedures.

(s)     The Company shall reserve and keep available at all times, free of preemptive rights, a number of authorized and unissued shares of Common Stock sufficient to enable the Company to satisfy its obligations to issue all Shares and Confirmation Shares pursuant to this Agreement, any Confirmation and any Terms Agreement.

Section 4.     Free Writing Prospectus.  The Company agrees that, unless it has obtained the prior written consent of the applicable Agent(s), and each Agent agrees that, unless it has obtained the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.  Any such free writing prospectus consented to by the applicable Agent(s) or the Company is herein referred to as a “Permitted Free Writing Prospectus.”

Section 5.     Payment of Expenses.

(a)     The Company and the Operating Company, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement and under each Confirmation and each Terms Agreement, as applicable, including (i) the printing and filing of the Registration Statement, Base Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any “Canadian” wrappers, (ii) the preparation, issuance and delivery of the certificates for the Shares to the Agents and the Forward Purchasers, (iii) the fees and disbursements of the Company’s and the Operating Company’s counsel and accountants, as applicable, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(b) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection therewith, (v) all other reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers incurred prior to and on the date of this Agreement subject to the maximum aggregate reimbursement amount of $150,000 described in paragraph (b) below, (vi) the printing and delivery to the Agents and the Forward Purchasers of copies of the Registration Statement, Base Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses incurred in connection with the listing of the Shares and any Confirmation Shares on the NYSE, (viii) any fees or expenses of a depositary in connection with holding the securities in book-entry form and (ix) all other costs and expenses incident to the Company’s and the Operating Company’s performance of their respective obligations hereunder for which provision is not otherwise made in this Section 5(a); provided, however, notwithstanding the above, that after the date of this Agreement, the Agents and the Forward Purchasers shall bear all fees and disbursements of their counsel.

(b)     If Shares having an aggregate gross sales price of at least $75,000,000 have not been offered and sold under this Agreement and any Terms Agreement by the Agents prior to February 17, 2025 (or such earlier date on which the Company terminates this Agreement), the Company and the Operating Company, jointly and severally, agree to reimburse each of the Agents and the Forward Purchasers for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers, incurred by the Agents and the Forward Purchasers in connection with the offering contemplated by this Agreement, up to a maximum aggregate reimbursement of $150,000, inclusive of any expenses paid for fees and disbursements of counsel for the Agents and the Forward Purchasers incurred under Section 5(a)(v); provided, however, that the obligation of the Company to reimburse the Agents and the Forward Purchasers for expenses pursuant to this Section 5(b) hereof shall not apply if the Agents or the Forward Purchasers terminate this Agreement for any reason prior to February 17, 2025, other than the failure by the Company to satisfy any of its obligations hereunder.

Section 6.     Conditions of Agents’ and Forward Purchasers’ Obligations.  The obligations of the Agents and the Forward Purchasers hereunder and under each Confirmation and Terms Agreement, as applicable, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Operating Company herein or in certificates of any officer of the Company and the Operating Company delivered pursuant to the provisions hereof and under each Confirmation and Terms Agreement, as applicable, are true and correct as of (i) the time of the execution of this Agreement, (ii) with respect to a specific offering and sale of Shares pursuant to a Confirmation or Terms Agreement, the date of any executed Confirmation or Terms Agreement, as applicable, and (iii) as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Company and the Operating Company shall have performed all of their covenants and other obligations theretofore to be performed, and the following additional conditions:

(a)     The Company and the Operating Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date of this Agreement and the Registration Statement shall have become effective upon filing in accordance with Rule 462(e) under the Securities Act.  The Prospectus shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.  The Company shall have paid the required Commission filing fees relating to the Shares.

(b)    On the date of this Agreement, the Agents and the Forward Purchasers shall have received a letter containing such opinions and other statements that the Agents and the Forward Purchasers may reasonably request, dated as of such date, from Sidley Austin LLP, counsel for the Agents and Forward Purchasers.  In providing such letter, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal securities laws of the United States, upon the opinions of counsel reasonably satisfactory to the Agents and the Forward Purchasers.  In particular, Sidley Austin LLP may rely as to matters involving the laws of the State of Maryland on the opinion of Ballard Spahr LLP or other Maryland counsel reasonably satisfactory to the Agents and the Forward Purchasers.  Such counsel may also state that, insofar as such letter involves factual matters, it has relied, to the extent it deemed proper, upon certificates of officers and other representatives of the Company and the Operating Company and certificates of public officials.

(c)     On the date of this Agreement, the Agents and the Forward Purchasers shall have received (i) the favorable opinion and negative assurance letter to the effect set forth in Exhibit A-1 hereto and with respect to such matters as the Agents and the Forward Purchasers may reasonably request, dated as of such date, of Latham & Watkins LLP, as counsel for the Company and the Operating Company, (ii) the favorable opinion to the effect set forth in Exhibit A-2 hereto and with respect to such matters as the Agents and the Forward Purchasers may reasonably request, dated as of such date, of Latham & Watkins LLP, as to certain federal income tax matters and (iii) the favorable opinion to the effect set forth in Exhibit B hereto and with respect to such matters as the Agents and the Forward Purchasers may reasonably request, dated as of such date, of Ballard Spahr LLP, as Maryland counsel to the Company and the Operating Company, each dated as of such date in form and substance reasonably satisfactory to the Agents and the Forward Purchasers. In rendering each such opinion or letter, as applicable, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the federal laws of the United States with respect to the opinions called for in clause (i) of this sentence, as to matters involving the application of laws of any jurisdiction other than the federal laws of the United States with respect to the opinions called for in clause (ii) of this sentence and other than the State of Maryland with respect to the opinions called for in clause (iii) of this sentence, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Agents and the Forward Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers and other representatives of the Company and the Operating Company and of public officials.  In addition, Latham & Watkins LLP may rely as to matters involving the laws of the State of Maryland on the opinion of Ballard Spahr LLP or other Maryland counsel reasonably satisfactory to the Agents and the Forward Purchasers.

(d)    On the date of this Agreement, the Company shall have requested and caused Deloitte & Touche LLP, or other independent accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, to have furnished to the Agents a letter, dated as of the date of delivery thereof, in form and substance reasonably satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)     On the date of this Agreement, (i) the Agents and the Forward Purchasers shall have received a certificate of an officer of the Company in a form reasonably satisfactory to the Agents and the Forward Purchasers stating the minimum gross sales price per share for the sale of Shares pursuant to this Agreement, any Confirmation and any Terms Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement, any Confirmation and any Terms Agreement or, alternatively, the maximum gross sales price from such sales, as then authorized by the Company’s board of directors or a duly authorized committee thereof, and the number of Shares and Confirmation Shares that have been approved for listing on the NYSE (and the Company agrees to promptly furnish to the Agents and the Forward Purchasers a new certificate in connection with any amendment, revision or modification of such minimum gross sales price per share, maximum number of Shares that may be issued and sold, maximum gross sales price or the number of Shares and Confirmation Shares that have been approved for listing on the NYSE) and (ii) the Agents and the Forward Purchasers shall have received a certificate signed by the President, the General Counsel or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company (or such other authorized officers as may be acceptable to  the Agents and the Forward Purchasers) to the effect that the signers of such certificate, on behalf of the Company in its own capacity and in its capacity as managing member of the Operating Company, have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus and that (A) the representations and warranties of the Company and the Operating Company in this Agreement are true and correct as of such date and that the Company and the Operating Company have complied with all of the covenants and satisfied all the conditions on their part to be performed or satisfied on or prior to such date, (B) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s or the Operating Company’s knowledge, threatened and (C) since the date of the most recent financial statements included in the General Disclosure Package and the Prospectus, there has been no Material Adverse Effect.

(f)     From the date of this Agreement, there shall not have been any Material Adverse Effect, which event or condition is not described in the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which is, in the sole judgment of the applicable Agent(s) or Forward Purchaser(s), so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by this Agreement or, if and to the extent applicable, any Confirmation or any Terms Agreement.

(g)     The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(h)     Upon commencement of the offering of Shares under this Agreement, the Company and the Operating Company shall have furnished to the Agents and the Forward Purchasers such further information, certificates and documents as the Agents and the Forward Purchasers may reasonably request.

(i)      The Company shall have received approval for listing 80,357,142 shares of Common Stock on the NYSE prior to the first Settlement Date, and satisfactory evidence of such approval shall have been provided to the Agents and the Forward Purchasers.

(j)      Counsel for the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as it may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein, in any Confirmation or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares or any Confirmation Shares as contemplated herein, in any Confirmation or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agents, the Forward Purchasers, as applicable, and their counsel.

Section 7.     Indemnification.

(a)     Indemnification of the Agents and the Forward Purchasers. The Company and the Operating Company, jointly and severally, agree to indemnify and hold harmless each Agent and each Forward Purchaser, their directors, officers and agents, and each person, if any, who controls such Agent and Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or the General Disclosure Package or any “issuer information” (as defined in Rule 433(h) under the Securities Act) filed or required to be filed pursuant to Rule 433(a) under the Securities Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Operating Company; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 7(c) hereof, the fees and disbursements of counsel chosen by the applicable Agent(s) and Forward Purchaser(s)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Operating Company by any Agent or Forward Purchaser expressly for use in the Registration Statement (or any amendment thereto), the Base Prospectus, any Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any General Disclosure Package, or made in reliance upon the Trustee’s Form T-1 filed as an exhibit to the Registration Statement.

(b)     Indemnification of the Company, the Operating Company and the Company’s Directors and Officers. Each of the Agents, severally and not jointly, agrees to indemnify and hold harmless the Company, the Operating Company, the Company’s directors, each of the Company’s officers who signed the Registration Statement on behalf of the Company in its own capacity or on behalf of the Company in its capacity as managing member of the Operating Company, and each person, if any, who controls the Company or the Operating Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Base Prospectus, any Prospectus Supplement or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company and the Operating Company by or on behalf of such Agent or its related Forward Purchaser expressly for use therein, it being understood and agreed upon that such information shall consist solely of the following: the information appearing in the Company’s Prospectus Supplement under the caption “Plan of Distribution—Other Relationships” solely as it relates to each Agent and each Forward Purchaser.

(c)     Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the applicable Agent(s) or Forward Purchaser(s), and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)     EDGAR. For purposes of this Section 7, all references to the Registration Statement, Prospectus Supplement, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

(f)     Contribution. If the indemnification provided in paragraph (a) or (b) of this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Company, on the one hand, and by the Agents and Forward Purchasers, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Company, on the one hand, and of the applicable Agent(s) and Forward Purchaser(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Company, on the one hand, and the applicable Agent(s) and Forward Purchaser(s), on the other hand, in connection with the offering of the Shares pursuant to this Agreement, any Confirmation and any Terms Agreement shall be deemed to be in the same respective proportions that the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of any Confirmation Shares sold under any Confirmation assuming that the aggregate amount payable by the applicable Forward Purchaser under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sales of the Shares) and the total commissions or underwriting discounts received by the applicable Agent(s) and Forward Purchaser(s) in connection therewith, bear to the aggregate offering price of the Shares.  For the avoidance of doubt, the net proceeds received by a Forward Purchaser upon the sale of Shares by an Agent as forward seller shall be calculated based on the aggregate value of the Spread (as defined in the related Confirmation) retained by such Forward Purchaser in respect of the forward stock purchase transaction related to such Shares (net of any hedging and other costs associated with such transaction and the related Confirmation). The relative fault of the Company and the Operating Company, on the one hand, and the applicable Agent(s) and Forward Purchaser(s), on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Company, on the one hand, or by the applicable Agent(s) or Forward Purchaser(s), on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Operating Company, the applicable Agents and/or the applicable Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent or its related Forward Purchaser with respect to the Shares placed or underwritten by it for sale to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each agent, director and officer of an Agent and a Forward Purchaser, and each person, if any, who controls an Agent or any Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent(s) or Forward Purchaser(s), and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Operating Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Operating Company, as the case may be.

Section 8.     Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements of the Company and the Operating Company, and of the Agents and the Forward Purchasers contained in this Agreement, or contained in certificates of officers of the Company or the Operating Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or Forward Purchasers or any controlling person, or by or on behalf of the Company and the Operating Company, and shall survive delivery of and payment for the Shares.

Section 9.     Termination.

(a)     The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through any Agent(s) as sales agent or with respect to any pending sale to any Agent(s) pursuant to a Terms Agreement or any offering or resale of any Shares purchased or to be purchased by the Agents or applicable Agent(s) pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of such Agent(s) and any applicable Forward Purchaser, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 1, 3(d), 5, 7, 8, 11, 12, 13 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)     Each Agent and each Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement (with respect to itself) in its sole discretion at any time, but solely with respect to such Agent or Forward Purchaser, as applicable.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 1, 3(d), 5, 7, 8, 11, 12, 13 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)     This Agreement shall remain in full force and effect until such time as Shares having an aggregate gross sales price of $1,500,000,000 shall have been sold hereunder unless terminated prior thereto pursuant to Section 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Sections 1, 3(d), 5, 7, 8, 11, 12, 13 and 15 of this Agreement shall remain in full force and effect.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the applicable Agent(s) and the applicable Forward Purchaser(s) or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

(e)     In the case of any purchase by an Agent or Agent(s) pursuant to a Terms Agreement, the applicable Agent(s) may terminate such Terms Agreement at any time at or prior to the related Settlement Date (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which on financial markets of the United States is such as to make it, in the judgment of the applicable Agent(s), impracticable to market the Shares or enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the NYSE or in the Nasdaq Global Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by Nasdaq Global Market or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal, New York, Maryland or California authorities.

(f)     If the Company, the Operating Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents party to such Terms Agreement shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares, in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)   if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents party to such Terms Agreement on the Settlement Date, the nondefaulting Agents party to such Terms Agreement shall be obligated, severally and not jointly, to purchase, the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents party to such Terms Agreement; or

(ii)  if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents party to such Terms Agreement on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent party to such Terms Agreement.

No action taken pursuant to this Section 9(f) shall relieve any defaulting Agent party to such Terms Agreement from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents party to such Terms Agreement or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(g)  Notwithstanding anything to the contrary contained in this Agreement, no termination of this Agreement shall effect the validity, effectiveness or enforceability of any executed Confirmation or any executed Terms Agreement and any such executed Confirmation and executed Terms Agreement shall remain in full force and effect notwithstanding such termination (subject to the terms and conditions of such Confirmation and such Terms Agreement).

Section 10.   Notices.  Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail, email or by fax, and any such notice shall be effective when received at the address specified below:

If to the Company or the Operating Company, to:

Healthpeak Properties, Inc.
4600 South Syracuse Street, Suite 500
Denver, Colorado 80237
Attention: Jeffrey H. Miller
Email: jhmiller@healthpeak.com

With a copy (which shall not constitute notice) to:

Lewis W. Kneib, Esq.
Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Century City, California 90067
Email: lewis.kneib@lw.com

If to an Agent or Forward Purchaser, as applicable, delivered via fax or email with a confirmation copy mailed to the addresses set forth below:

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Attention: Corporate Derivatives Marketing Brett Chalmers (email: brett.chalmers@jpmorgan.com) Facsimile: (312) 300-7716	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Attention: Equity Syndicate Desk, with a copy to the Legal Department Facsimile: 212-507-1554
Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019 Attention: Paul Robinson Telephone: (212) 526-0111 Facsimile: (917) 522-0458	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281 Attention: Equity Capital Markets Facsimile: (212) 428-6260
BofA Securities, Inc. One Bryant Park New York, New York 10036 Attention: ATM Execution Team, email: dg.atm_execution@bofa.com Facsimile: (646) 855-3073	Regions Securities LLC 1180 West Peachtree Street NW, Suite 1400 Atlanta, Georgia 30309 Email: ECMDesk@regions.com
BTIG, LLC 65 East 55th Street New York, NY 10022 Attention: ATM Trading Desk Email: BTIGUSATMTrading@btig.com with a copy to IBLegal@btig.com	Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Syndicate Department Facsimile: (414) 298-7474 With a copy to: Legal Department
Capital One Securities, Inc. 201 Charles Ave. Suite 1830 New Orleans, Louisiana 70170 Attention: Phil Winiecki Email: phil.winiecki@capitalone.com	Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281 Attention: Equity Capital Markets Facsimile: (212) 225-6653 Email: us.ecm@scotiabank.com us.legal@scotiabank.com

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

Attention: Douglas Cheng

Email: douglas.cheng@ca-cib.com;
equitycapitalmarkets@ca-cib.com

Facsimile: (212) 261-2516

SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172 Attention: Equity Capital Markets Email: nyecm@smbcnikko-si.com
Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, New York 10010 Attention: Craig Wiele Email: craig.wiele@credit-suisse.com Facsimile: (212) 743-3764	TD Securities (USA) LLC 1 Vanderbilt Avenue New York, NY 10017 Attention: Equity Capital Markets Email: USTAG@tdsecurities.com
Goldman Sachs & Co. LLC 200 West Street New York, New York 10282-2198 Attention: Registration Department	Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326 Attention: Equity Capital Markets Email: dl.atm.offering@truist.com
Jefferies LLC 520 Madison Avenue New York, New York 10022 Attention: General Counsel, with a copy to: CorpEqDeriv@jefferies.com	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001 Attention: Equity Syndicate Department Facsimile: (212) 214-5918

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Attention: Stephen Roney; Ivana Rupcic-Hulin; Daniel Blake

Telephone: (212) 205-7527

Email: Stephen.Roney@mizuhogroup.com; Ivana.Rupcic-Hulin@mizuhogroup.com; Daniel.Blake@mizuhogroup.com, with a copy to: legalnotices@mizuhogroup.com

and

JPMorgan Chase Bank, National Association

New York Branch

383 Madison Avenue

New York, NY 10179

Attention: EDG Marketing Support

Email: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as agent

1271 Avenue of the Americas

New York, NY 10020

Attention: US Equity Derivatives Notices

Telephone: (646) 949-9531

Email: Derivs-EQNoticesUS@mizuhogroup.com

Barclays Bank PLC c/o Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019 Attn: Ilya Blanter Email: Ilya.Blanter@Barclays.com	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Attention: Equity Syndicate Desk, with a copy to the Legal Department Facsimile: 212-507-1554
Bank of America, N.A. One Bryant Park New York, New York 10036 Attention: Rohan Handa Email: rohan.handa@baml.com	Royal Bank of Canada 200 Vesey Street, 8th Floor New York, New York 10281 Attention: Equity Capital Markets Facsimile: (212) 428-6260
The Bank of Nova Scotia 250 Vesey Street New York, New York 10281 Attention: Chief Legal Officer, U.S. Facsimile: (212) 225-6550 Email: us.ecm@scotiabank.com us.legal@scotiabank.com	Regions Bank 1180 West Peachtree Street NW, Suite 1400 Atlanta, Georgia 30309 Email: ECMDesk@regions.com

Crédit Agricole Corporate and Investment Bank c/o Credit Agricole Securities (USA) Inc., as agent

1301 Avenue of the Americas

New York, New York 10019

Attention: Jonathan Fecowicz

Email: jonathan.fecowicz@ca-cib.com

SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172 Attention: Equity Capital Markets Email: nyecm@smbcnikko-si.com
Credit Suisse International c/o Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, NY 10010 Attention: Tucker Martin Facsimile: (212) 743-3661 Email: list.elo-equ-der@credit-suisse.com

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attention: Global Equity Derivatives

Phone: (212) 827-7306

Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com and

Bradford.Limpert@tdsecurities.com

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282-2198 Attention: Registration Department, with a copy to Eq-derivs-notifications@am.ibd.gs.com	Truist Bank 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326 Attention: Equity Syndicate Department Email: dl.atm.offering@truist.com, with a copy to michael.collins@truist.com
Jefferies LLC 520 Madison Avenue New York, New York 10022 Attention: Strategic Equity Transactions Group, with a copy to: SETG-US@jefferies.com and CorpEqDeriv@jefferies.com	Wells Fargo Bank, National Association 500 West 33rd Street New York, New York 10001 Attention: Equity Syndicate Department Facsimile: (212) 214-5918

With a copy (which shall not constitute notice) to:

Sharon R. Flanagan, Esq.

Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, California 94104-1715
Email: sflanagan@sidley.com

and

J. Gerard Cummins, Esq.
Sidley Austin LLP
787 Seventh Avenue

New York, New York 10019
Email: jcummins@sidley.com

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 10.

Section 11.   Parties.  Subject to the last sentence of this Section 11, this Agreement shall inure to the benefit of and be binding upon the Agents, the Forward Purchasers, the Company, the Operating Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers, the Company, the Operating Company and their respective successors and the controlling persons and agents, and the officers and directors referred to in Section 7 hereof and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, the Company, the Operating Company and their respective successors, and said controlling persons and agents, and said officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares through or from any Agent shall be deemed to be a successor merely by reason of such purchase.

An entity acting as a Forward Purchaser (the “Previous Forward Purchaser”) may, without the consent of the other parties hereto, designate an affiliate to replace it as Forward Purchaser (the “New Forward Purchaser”), in which case, from the date of such designation, the New Forward Purchaser shall for all the purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser).

Section 12.   Recognition of the U.S. Special Resolution Regimes. In the event that any Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 13. Governing Law and Time.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.  Unless stated otherwise, all specified times of day refer to New York City time.

Section 14.   No Advisory or Fiduciary Relationship.  The Company and the Operating Company acknowledge and agree, jointly and severally, that (i) each purchase and sale of the Shares pursuant to this Agreement, any Confirmation or any Terms Agreement, including the determination of the price of the Shares and any related discounts and commissions, are arm’s-length commercial transactions between the Company and the Operating Company, on the one hand, and the applicable Agent(s) and/or Forward Purchaser(s), on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Agent(s) and/or Forward Purchaser(s) with respect to any entity or natural person, (ii) each of the applicable Agents and/or Forward Purchasers has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company and the Operating Company with respect to the offering contemplated hereby or by any Confirmation or any Terms Agreement or the process leading thereto (irrespective of whether the applicable Agent(s) and/or Forward Purchaser(s) have advised or are currently advising the Company and the Operating Company on other matters) and the Agents and/or Forward Purchasers have no obligation to the Company and the Operating Company with respect to the offering contemplated hereby or by any Confirmation or any Terms Agreement except the obligations expressly set forth in this Agreement or any Confirmation or any Terms Agreement, (iii) the Agents and the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Company, and (iv) no Agent or Forward Purchaser has provided any legal, financial, accounting, regulatory or tax advice with respect to the offering contemplated hereby or by any Confirmation or any Terms Agreement and the Company and the Operating Company have consulted their own legal, financial, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

Section 15.   Waiver of Jury Trial.  Each of the Company, the Operating Company, the Forward Purchasers and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 16.   Counterparts and Electronic Signatures.  This Agreement, any Confirmation and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  This Agreement, any Confirmation and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement or any Confirmation and any Terms Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper- based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 17.   Severability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement, any Confirmation or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be.  If any Section, paragraph or provision of this Agreement, any Confirmation or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents, the Forward Purchasers, the Company and the Operating Company in accordance with its terms.

Very truly yours,

Healthpeak Properties, Inc.

By:	/s/ Peter A. Scott
	Name:	Peter A. Scott
	Title:	Chief Financial Officer

Healthpeak OP, LLC

By: Healthpeak Properties, Inc.,
its Managing Member

By:	/s/ Peter A. Scott
	Name:	Peter A. Scott
	Title:	Chief Financial Officer

[Signature Page to Sales Agreement]

Accepted as of the date hereof:

J.P. Morgan Securities LLC

As Agent

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

JPMorgan Chase Bank, National Association

As Forward Purchaser

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

Barclays Capital Inc.

As Agent

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

Barclays Bank PLC

As Forward Purchaser

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

BofA Securities, Inc.

By:	/s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director

Bank of America, N.A.

As Forward Purchaser

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

[Signature Page to Sales Agreement]

BTIG, LLC

As Agent

By:	/s/ Steve Ortiz
Name: Steve Ortiz
Title: Managing Director

Capital One Securities, Inc.

As Agent

By:	/s/ Gregory T. Horstman
Name: Gregory T. Horstman
Title: Managing Director

Credit Agricole Securities (USA) Inc.

As Agent

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director Head of Investment Banking

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

Crédit Agricole Corporate and Investment Bank

As Forward Purchaser

By: Credit Agricole Securities (USA) Inc., as agent

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director Head of Investment Banking

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

Credit Suisse Securities (USA) LLC

As Agent

By:	/s/ Craig Wiele
Name: Craig Wiele
Title: Managing Director

[Signature Page to Sales Agreement]

Credit Suisse International

As Forward Purchaser

By:	/s/ Vittorio Scialoja
Name: Vittorio Scialoja
Title: Authorized Signatory

By:	/s/ Shui Wong
Name: Shui Wong
Title: Authorized Signatory

Goldman Sachs & Co. LLC

As Agent and Forward Purchaser

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

Jefferies LLC

As Agent and Forward Purchaser

By:	/s/ William S Cowan, Jr
Name: William S Cowan, Jr
Title: Managing Director

Mizuho Securities USA LLC

As Agent

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

Mizuho Markets Americas LLC

As Forward Purchaser

By:	/s/ Adam Hopkins
Name: Adam Hopkins
Title: Managing Director

Morgan Stanley & Co. LLC

As Agent and Forward Purchaser

By:	/s/ Ellen Weinstein
Name: Ellen Weinstein
Title: Managing Director

[Signature Page to Sales Agreement]

RBC Capital Markets, LLC

As Agent

By:	/s/ Chris Allred
Name: Chris Allred
Title: Managing Director

Royal Bank of Canada

As Forward Purchaser

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

Regions Securities LLC

As Agent

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

Regions Bank

As Forward Purchaser

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

Robert W. Baird & Co. Incorporated

As Agent

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

Scotia Capital (USA) Inc.

As Agent

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

The Bank of Nova Scotia

As Forward Purchaser

By:	/s/ Michael Curran
Name: Michael Curran
Title: Managing Director

[Signature Page to Sales Agreement]

SMBC Nikko Securities America, Inc.

As Agent and Forward Purchaser

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

TD Securities (USA) LLC

As Agent

By:	/s/ Dawn Crandlemire
Name: Dawn Crandlemire
Title: Director

The Toronto-Dominion Bank

As Forward Purchaser

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

Truist Securities, Inc.

As Agent

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

Truist Bank

As Forward Purchaser

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

Wells Fargo Securities, LLC

As Agent

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Wells Fargo Bank, National Association

As Forward Purchaser

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Schedule A

AUTHORIZED REPRESENTATIVES OF THE COMPANY

Scott M. Brinker, President and Chief Executive Officer;

Peter A. Scott, Chief Financial Officer;

Jeffrey H. Miller, General Counsel;

Scott A. Graziano, Senior Vice President – Deputy General Counsel and Corporate Secretary;

Ankit B. Patadia, Executive Vice President and Treasurer – Corporate Finance;

or, in each case, their successors.

Schedule A-1

Exhibit A-1

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP

Exhibit A-2

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

Exhibit B

FORM OF OPINION OF BALLARD SPAHR LLP

Annex 1

Healthpeak Properties, Inc.

Common Stock
($1.00 par value)

TERMS AGREEMENT

[•]

Ladies and Gentlemen:

Healthpeak Properties, Inc., a corporation organized under the laws of Maryland (the “Company”), proposes, subject to the terms and conditions stated herein and in the At-the-Market Equity Offering Sales Agreement, dated February 17, 2023 (the “Sales Agreement”), among the Company, Healthpeak OP, LLC, a Maryland limited liability company (the “Operating Company”) and J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each as sales agent, forward seller and/or principal (in any such capacity, each, an “Agent”, and collectively, the “Agents”), and JPMorgan Chase Bank, National Association, New York Branch, Bank of America, N.A., The Bank of Nova Scotia, Barclays Bank PLC, Crédit Agricole Corporate and Investment Bank, Credit Suisse International, Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Regions Bank, Royal Bank of Canada, SMBC Nikko Securities America, Inc., The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association each as forward purchaser (in such capacity, each a “Forward Purchaser”, and collectively, the “Forward Purchasers”), to issue and sell to [•], as Agent, the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]1.  Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Sales Agreement.

[The Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities; provided that the purchase price payable by the Agent for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions paid or payable by the Company on the Purchased Securities but not payable on such Additional Securities.  This option may be exercised by the Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.  For purposes of clarity, the parties hereto agree that any Option Closing Date shall be a date on which Shares are delivered to the Agent pursuant to a Terms Agreement within the meaning of, and requiring the affirmation and deliverables described under, Sections 3((j), (k) and (l) of the Sales Agreement.]*

1   Include only if [•] has an over-allotment option.

Each of the provisions of the Sales Agreement not specifically related to (a) the solicitation by the Agent, as agent of the Company, of offers to purchase securities or (b) the Confirmations, Confirmation Shares and related transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Operating Company in accordance with its terms.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

Healthpeak Properties, Inc.

By
Name: Peter A. Scott
Title: Chief Financial Officer

Healthpeak OP, LLC

By: Healthpeak Properties, Inc.,
its Managing Member

By:
Name: Peter A. Scott
Title: Chief Financial Officer

Accepted as of the date hereof:

[•]

By:
Name:
Title:

Annex 2

[Form of Confirmation begins on following page]

Final Form

FORM OF REGISTERED FORWARD CONFIRMATION

Date:	[●], 20[●]

To:	Healthpeak Properties, Inc.

4600 South Syracuse Street, Suite 500

Denver, Colorado 80237

From:	[DEALER NAME AND NOTICE INFORMATION]

Re:	Registered Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.	The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions”) and the 2006 ISDA Definitions (the “2006 Definitions” and, together with the 2002 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation.

Each party further agrees that this Confirmation, the pricing supplement substantially in the form of Annex B hereto (the “Pricing Supplement”) delivered hereunder and the Agreement (as defined below) together evidence a complete binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Party A and Party B in connection with the Sales Agreement (as defined below) (each, an “Additional Confirmation”) shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date. In the event of any inconsistency with the Agreement, this Confirmation, the Pricing Supplement, the 2006 Definitions and the 2002 Definitions, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) the Pricing Supplement, (ii) this Confirmation, (iii) the 2002 Definitions, (iv) the 2006 Definitions and (v) the Agreement. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”) shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Each of Party A and Party B represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Party A:	[DEALER NAME]

Party B:	Healthpeak Properties, Inc.

1

Trade Date:	[●], 20[●]

Effective Date:	The first day occurring on or after the Trade Date on which Shares that are sold through [AGENT NAME], acting as forward seller for Party A (in such capacity, the “Agent”) pursuant to the Sales Agreement, dated February 17, 2023 between Party A, Party B, the Agent and the other parties thereto and as may be amended from time to time (the “Sales Agreement”), settle.

Base Amount:	The aggregate number of Shares sold through the Agent, acting as forward seller for Party A pursuant to the Sales Agreement, during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	The earlier of (i) [DATE][1] (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day) and (ii) the date on which the Base Amount is reduced to zero.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Party B, (ii) any Settlement Date with respect to the full Base Amount and (iii) [DATE].[2] Promptly after the Hedge Completion Date, Party A will furnish Party B with the Pricing Supplement specifying the Hedge Completion Date, the Base Amount as of the Hedge Completion Date (the “Initial Base Amount”) and the Initial Forward Price, each determined in accordance with the terms hereof. Upon a written request by Party B, Party A shall provide written support for the calculation of the Initial Forward Price concurrently within two Exchange Business Days of such request.

Forward Price:	On the Hedge Completion Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

1 Insert Maturity Date specified by Party B in instruction under the Sales Agreement.

2 Insert date specified by Party B in instruction under the Sales Agreement.

2

Notwithstanding anything to the contrary contained herein, to the extent Party B delivers Shares hereunder on or after a Forward Price Reduction Date and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties hereto (taking into account Party A’s commercially reasonable hedge positions in respect of the Transaction).

Initial Forward Price:	[●]%[3] of the volume weighted average price at which the Shares are sold through the Agent acting as forward seller for Party A pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted as the Calculation Agent determines appropriate to (x) reflect on each day during such period (i) the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) the number of Shares that have been sold and that have settled on or prior to such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Daily Rate:	For any day, a rate equal to (i)(A) the Overnight Bank Funding Rate for such day, minus (B) the Spread, divided by (ii) 360.

Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that, if no rate appears on any day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[●][4] basis points.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, USD 1.00 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “PEAK”).

3 Insert percentage equal to 100 minus the agreed upon commission (which shall not exceed 2%), as specified by Party B in instruction under the Sales Agreement.

4 Insert Spread specified by Party B in instruction under the Sales Agreement.

3

Exchange:	New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:	Party A. In the event that the Calculation Agent makes any calculations, adjustments or determinations pursuant to this Confirmation, the Agreement or the 2002 Definitions, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) after receiving Party B’s related written request provide to Party B at the email address(es) specified in such request, a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for any such calculation, adjustment or determination (including any quotations, market data or information from external sources used in making such calculation, adjustment or determination, as the case may be, but without disclosing its proprietary models or other information that is subject to contractual, legal or regulatory obligations to not disclose such information); provided that following the occurrence of an Event of Default under Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Whenever the Calculation Agent is required or permitted to act or to exercise judgment in any way with respect to the Transaction, including, without limitation, with respect to calculations, adjustments and determinations that are made in its sole discretion or otherwise, the Calculation Agent shall do so in good faith and in a commercially reasonable manner.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 30 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero and (ii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

4

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date (if applicable) that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the reasonable judgment of Party A, based on the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act (as if such requirements were applicable to purchases by Party A in connection with its unwind activity hereunder and under any Additional Transaction) or, in its commercially reasonable judgment, due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period relative to the liquidity on the Effective Date, (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”) or (iv) if the Maturity Date is a Settlement Date other than as the result of a valid Settlement Notice in respect of such Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the form set forth in clause (a) under the heading “Representations, Warranties and Agreements of Party B”.

5

Unwind Period:	The period from and including the first Exchange Business Day following the date Party B provides Settlement Notice for a valid election of Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines, in its commercially reasonable judgment, is material.”

Early Closure:	Section 6.3(d) of the 2002 Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Party A, in its reasonable discretion, based on advice of counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Party A) for Party A to refrain from or decrease any market activity in connection with the Transaction. Subject to applicable legal requirements and Party A’s internal policies and guidelines, Party A shall promptly notify Party B upon the occurrence of a Regulatory Disruption and shall subsequently promptly notify Party B on the day Party A believes that the circumstances giving rise to such Regulatory Disruption have changed. Party A shall make its determination of a Regulatory Disruption in a manner consistent with the determinations made with respect to other issuers under similar facts and circumstances.

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Securities Act:	The Securities Act of 1933, as amended from time to time.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

6

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) the difference between (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period), minus USD 0.02, and (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of the Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A the Net Share Settlement Shares; provided that if Party A determines in its good faith judgment and in a commercially reasonable manner that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

7

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the quotient of (A) the difference between (1) the product of (i) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the Unwind Period), minus USD 0.02, and (ii) the number of Settlement Shares for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date and (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period.

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period which is not a Disrupted Day, the volume-weighted average price reported on the Bloomberg Page “PEAK <Equity> AQR SEC” (or any successor thereto) for such Exchange Business Day; provided, however, that if such price is unavailable for an Exchange Business Day or the Calculation Agent determines, in its good faith judgment and in a commercially reasonable manner, that such price does not correctly reflect the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), the Calculation Agent shall, in a good faith, commercially reasonable manner, determine the 10b-18 VWAP for such Exchange Business Day based on the criteria specified above in this proviso.

Cash Settlement or Net Share Settlement Valuation Disruption:	If Cash Settlement or Net Share Settlement is applicable with respect to the Transaction and any Exchange Business Day during the related Unwind Period is a Disrupted Day, then the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Cash Settlement Amount, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on the conditions of Rule 10b-18 in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP for each Exchange Business Day during such Unwind Period shall be adjusted by the Calculation Agent for purposes of determining the Cash Settlement Amount to account for the occurrence of such partially Disrupted Day, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

8

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment.

Additional Adjustment:	If, in Party A’s commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one-month period, of borrowing a number of Shares equal to the Base Amount to hedge its exposure to the Transaction in a commercially reasonable manner exceeds a weighted average rate equal to [●][5] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to [●][6] basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable one-month period.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

5 Insert Initial Stock Loan Rate specified by Party B in instruction under the Sales Agreement.

6 Insert Initial Stock Loan Rate specified by Party B in instruction under the Sales Agreement.

9

3.	Other Provisions:

Conditions to Effectiveness:

The Transaction shall be effective if and only if Shares are sold by the Agent acting as forward seller for Party A on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, this Confirmation shall remain in effect with respect to any Shares that had been sold by the Agent acting as forward seller for Party A on or after the Trade Date and prior to such termination.

Interpretive Letter:

Party B agrees and acknowledges that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”). Party B represents that it is eligible to conduct a primary offering of Shares on Form S-3 and that the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act.

Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)	Party B represents to Party A on the Trade Date and on any date that Party B notifies Party A that Cash Settlement or Net Share Settlement applies to the Transaction, that (A) Party B is not aware of any material nonpublic information regarding Party B or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that were required to be filed have been filed in the prior 12 months and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (C) Party B is neither entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(b)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(c)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the maximum number of Shares as shall be issuable at such time upon settlement of the Transaction as set forth below under the heading “Maximum Share Delivery”. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

10

(d)	Party B agrees to provide Party A prior written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than [7.5%][7] of the outstanding Shares or (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Base Amount and each “Base Amount” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(e)	No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act, and (ii) as may be required to be obtained under state securities laws.

(f)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 8.0%.

(g)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(h)	Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that in the reasonable judgment of Party B is reasonably likely to cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(i)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(j)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(k)	Party B acknowledges and agrees that:

(i)	during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

7 Use 4.5% for non-US banks.

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(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)	any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)	the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(l)	The assets of Party B do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(m)	Party B shall, at least one day prior to the first day of any Unwind Period, notify Party A of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Party B or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(n)	During any Unwind Period, Party B shall (i) notify Party A prior to the opening of trading in the Shares on any day on which Party B makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Party B (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Party A following any such announcement that such announcement has been made, and (iii) promptly deliver to Party A following the making of any such announcement information indicating (A) Party B’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Party B’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(o)	Party B is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)	Without limiting the generality of Section 13.1 of the 2002 Definitions, Party B acknowledges that Party A is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

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(q)	Party B understands that no obligations of Party A to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Party A or any governmental agency.

(r)	No federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party A or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act.

(s)	Upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or Potential Event of Default, Party B will so notify Party A in writing within one Scheduled Trading Day.

(t)	Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.

(u)	Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

(v)	Ownership positions of Party B’s common stock held by Party A or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “beneficial ownership” by Party A for the purposes of Article V of the Articles of Amendment and Restatement of Party B, as may be amended and supplemented from time to time (the “Articles”), including without limitation Section 6(b) thereof.

Covenants of Party B:

Subject to the circumstances described under “Private Placement Procedures”, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

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(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases aggregated with any analogous purchases occurring on the same day under any Additional Transaction.

Deadline for Designating an Early Termination Date and Payment Suspension:

If either party provides notice to the other party that there has occurred (1) an Event of Default as to which Party B is the Defaulting Party; (2) a Potential Event of Default with respect to Party B or (3) a Termination Event as to which Party B is the sole Affected Party, then, notwithstanding Section 9(f) of the Agreement and unless Party A and Party B otherwise agree in writing, after 30 calendar days have elapsed following such notice, (i) Party A shall have no further right to designate an Early Termination Date by reason of the aforementioned Event of Default or Termination Event and (ii) the aforementioned Event of Default or Potential Event of Default shall be deemed to cease to be continuing for the purposes of Section 2(a)(iii)(1) of the Agreement. Party A hereby agrees to provide any notice referred to in the preceding sentence as promptly as practicable after it determines, acting in good faith, that the aforementioned Event of Default, Potential Event of Default or Termination Event has occurred.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)	Stock Borrow Events. In the commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to the Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount of more than a rate of [●][8] basis points per annum (each, a “Stock Borrow Event”);

8 Insert Maximum Stock Loan Rate specified by Party B in instruction under the Sales Agreement.

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(b)	Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A in a commercially reasonable manner;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)	Other ISDA Events. The announcement by Issuer of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation” and (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)”; or

(e)	Ownership Event. In the reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Applicable Share Limit for such day (if any applies).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B (including without limitation Article V of the Articles) that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Party A in good faith and in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) other than pursuant to the Exchange Act of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in good faith and in its reasonable discretion, minus (B) 1% of the number of Shares outstanding.

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Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least two Scheduled Trading Days’ notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Applicable Share Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. If an Acceleration Event occurs after Party B has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Party A, then Party A shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. If an event or circumstance is an Acceleration Event under both this Confirmation and any Additional Confirmation and the designation of a Termination Settlement Date under one such confirmation would cure the Acceleration Event under the other such confirmation, then Party A shall first designate a Termination Settlement Date under the confirmation with the first occurring Maturity Date before designating a Termination Settlement Date under the other confirmation.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenants of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise reasonably determines, based on advice of counsel, that any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenants of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B shall not attempt to exercise any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act. Party B further agrees to act in good faith with respect to the Agreement and this Confirmation.

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Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any Derivatives Personnel (as defined below). For purposes of the Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information For purposes of the Transaction, “Derivatives Personnel” means any employee on the trading side of Party A (or its affiliate) and any other person or persons designated from time to time by Party A.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 1.5 times the Initial Base Amount, subject to reduction by the number of any Shares delivered by Party B on any prior Settlement Date and subject to adjustment from time to time in accordance with the provisions of this Confirmation and the 2002 Definitions.

Transfer and Assignment:

Party A may assign or transfer all, but not less than all, of its rights and duties hereunder to any affiliate of Party A; provided that, under the applicable law effective on the date of such transfer or assignment, Party B will not be required, as a result of such transfer or assignment, to pay to the transferee an amount in respect of an Indemnifiable Tax greater than the amount, if any, that Party B would have been required to pay Party A in the absence of such transfer or assignment; and Party B will not receive a payment from which an amount has been withheld or deducted, on account of a Tax in respect of which the other party is not required to pay an additional amount, unless Party B would not have been entitled to receive any additional amount in respect of such payment in the absence of such transfer or assignment; provided further that (A) the affiliate’s obligations hereunder are fully and unconditionally guaranteed by [Party A] or (B) the affiliate’s long-term issuer rating is equal to or better than the credit rating of [Party A] at the time of such assignment or transfer. Notwithstanding the above or any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction, and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance. Notwithstanding anything to the contrary (including anything in this Paragraph), at all times, Party A and its transferee or assignees shall be entitled to provide a US Tax Form W-9, W-8ECI or W-8IMY (certifying to its status as “qualified derivatives dealer” and hereby representing that it is not subject to US withholding tax with respect to adjustment or payments in respect of any dividends or distributions), with respect to any payments or deliveries under this Confirmation or the Agreement.

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Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the outstanding Shares as of the Trade Date (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Applicable Share Limit, (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Applicable Share Limit, (ii) the Section 16 Percentage would not exceed 4.9% and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

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In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Delivery of Cash:

For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement).

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[INSERT DEALER NAME AND NOTICE INFORMATION]

Address for notices or communications to Party B:

Healthpeak Properties, Inc.

4600 South Syracuse Street, Suite 500

Denver, Colorado 80237

Attn: Ankit Patadia, Treasurer

Email: apatadia@healthpeak.com, with a copy to

derivativecompliance@healthpeak.com

Telephone: 949-407-0341

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(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

(c)	Offices:

The Office of Party A for the Transaction is: [Atlanta][New York][Toronto][London][Inapplicable, Dealer is not a Multibranch Party][Montrouge cedex, France][Charlotte][●]

The Office of Party B for the Transaction is: Inapplicable, Party B is not a Multibranch Party

Acknowledgements:

The parties hereto intend for:

(a)	the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	[Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and] [Party A to be a “financial participant” within the meaning of Section 101(22A) of the Bankruptcy Code; and]

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

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Governing Law/Jurisdiction:

This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

Disclosure:

Effective from the date of commencement of discussions concerning the Transaction, each of Party A and Party B and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

Commodity Exchange Act:

Each of Party A and Party B agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

Tax Matters:

(a)	Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than amounts payable hereunder that may be considered to be treated as interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representations: [9]

[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) or a disregarded entity of such a U.S. person for U.S. federal income tax purposes.]

9 Tax provisions to be customized for relevant Dealer.

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[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes. It is a national banking association organized and existing under the laws of the United States and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.]

[Each payment received or to be received by it in connection with the Agreement is effectively connected with its conduct of a trade or business within the United States. It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes.]

[It is a “non-U.S. branch of a foreign person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes and an exempt recipient under section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations. It certifies that it is a “qualified derivatives dealer” for US tax purposes and that Party B is not required to collect any US withholding tax with respect to any adjustment or payment in respect of any dividends or distributions with respect to the Shares.]

[It is a disregarded entity for U.S. federal income tax purposes that is wholly owned by Credit Suisse (USA), Inc., which is a “United States person” for U.S. federal income tax purposes as that term is defined in section 7701(a)(30) (or any applicable successor provision) of the Code (as defined below).]

[It is a U.S. limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, it is a Disregarded Entity of Mizuho Americas LLC, a limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, Mizuho Americas LLC has elected to be classified as a corporation.]

[It is a limited liability company organized and existing under the laws of the United States and is an exempt recipient under section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations. It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.]

[It is a chartered bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes. It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes. It is a limited liability company organized under the laws of the State of Delaware and is a United States resident for U.S. federal income tax purposes.]

[It is a bank organized under the laws of Canada. It is a corporation for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Confirmation is effectively connected with its conduct of a trade or business within the United States.]

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[It is a corporation for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

[It is a “U.S. person” (as that term is used section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes. It is a corporation organized and existing under the laws of the State of North Carolina and is an exempt recipient within the meaning of section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.]

[It (or its regarded owner for U.S. federal income tax purposes) is a “U.S. Person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.]

[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations and section 7701(a)(30) of the Code (as defined below)) for U.S. federal income tax purposes.]

[•]

(ii)	Party B makes the following representations:

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.

(c)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in paragraph “(a) Payer Tax Representations” under the heading “Tax Matters,” and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)	871(m) Protocol. To the extent that either party to the Agreement with respect to the Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to the Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to the Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to the Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions in any other agreement between the parties to which a Transaction relates, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

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(c)	Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, each of Party A and Party B shall provide to the other party the following tax forms, documents or certificates, as applicable: (i) Party B agrees to deliver a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, with “corporation” box checked on line 3 thereof, (ii) Party A agrees to deliver U.S. Internal Revenue Service Form W-9, W-8ECI or W-8IMY (certifying to its status as “qualified derivatives dealer”), or any successor thereto, and (iii) Party A and Party B agree to deliver any other form or document that may be required or reasonably requested by the other party in order to allow such party to make a payment under this Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate. In each case, such form or document shall be completed accurately and in a manner reasonably acceptable to the other party and shall be delivered (a) in the case of (i) and (ii), above, on or before the date of execution of this Confirmation; (b) promptly upon reasonable demand by the other party; and (c) promptly upon learning that any such tax form previously provided by Party A or Party B, respectively, has become inaccurate or incorrect.

Counterparts:

(a)	Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(b)	Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Confirmation by email.

Other Forwards / Dealers:

Party A acknowledges that Party B has entered or may enter in the future into one or more similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Party A and Party B agree that if Party B designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

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[U.S. Resolutions Stay Protocol:]

The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Party A replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

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10 Any Dealer boilerplate.

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Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first written above:

HEALTHPEAK PROPERTIES, INC.

By:
Name:
Title:

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

Forward Price Reduction Date[11]	Forward Price Reduction Amount[12]

Trade Date	USD [●]
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]

11 Insert Forward Price Reduction Dates specified by Party B in instruction under the Sales Agreement.

12 Insert Forward Price Reduction Amounts specified by Party B in instruction under the Sales Agreement.

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control necessary to effect a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

ANNEX B

PRICING SUPPLEMENT

Date:	[ ], 20[ ]

To:	Healthpeak Properties, Inc.

4600 South Syracuse Street, Suite 500

Denver, Colorado 80237

From:	[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [         ], 20[  ] (the “Confirmation”) between Healthpeak Properties, Inc. and [DEALER NAME].

Terms not otherwise defined herein shall have the meaning ascribed to them in the Confirmation.

For all purposes under the Confirmation,

(a)            the Hedge Completion Date is [         ];

(b)            the Base Amount shall be [         ], subject to further adjustment in accordance with the terms of the Confirmation; and

(c)            the Initial Forward Price shall be USD [         ].

[Signature Pages Follow]

Very truly yours,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first written above:

HEALTHPEAK PROPERTIES, INC.

By:
Name:
Title: